Exhibit 99.1

American Stock Exchange

86 Trinity Place

New York, NY 10006-1872

James P. Mollen

Director – Listing Qualifications

June 1, 2006

Via fax to Law Offices of Jimmy E. Ho, Esq. (213-892-5454) and by overnight courier

Mr. Harry Zhang
Chief Financial Officer
AXM Pharma, Inc.
17870 Castleton Street, Suite 255
City of Industry, CA  91748

Re: AXM Pharma, Inc./Docket No. 06-06

Dear Mr. Zhang:

On April 20, 2006, the staff of the Listing Qualifications Department (the “Staff”) of the American Stock Exchange (“Amex” or the “Exchange”) notified AXM Pharma, Inc. (“AXM Pharma” or the “Company”) of its determination to prohibit the continued listing of the Company’s common stock on the Exchange and to initiate delisting proceedings.1  At the request of the Company in accordance with Part 12 of the Annex Company Guide, a Listing Qualifications Panel of the Amex Committee on Securities (the “Panel”) was convened to review this determination.2

On May 31, 2006, the Panel reviewed the written submissions from the Company and the Staff.3  Based on the written submission, the Panel unanimously affirmed the Staff’s determination to delist the common stock of the Company.  Specifically, the Panel agreed with the Staff’s analysis that the Company was not in compliance with the Exchange’s requirements set forth in Sections 301, 1003(a)(1), 1003(a)((ii), 1003(a)(iii) and 1003(a)(iv) of the Company Guide and that extensions of time for listing would not be in accordance with Section 1009.

The Company may request that the full Committee on Securities review the decision of the Panel. The fee for a review is $5,000.  The request for review and the required fee must be made in writing and received within 15 calendar days from the date of this letter.  Please note that the fee is non-refundable and must be paid by certified check payable to “The American Stock Exchange LLC.”  In accordance with Section 1205 of the Company Guide, the Company will be deemed to have

1  See letter dated April 20, 2006, from James P. Mollen, Director - Listing Qualifications, Amex, to Rica Foods.

2  See letter dated April 27, 2006, from Jimmy E. Ho, Morrison & Foerster, counsel to AXM Pharma, to Arlene Collins-Day, Hearings Administrator, Amex Office of the General Counsel.

3  See letters dated May 17, 2006, from Hillel T. Cohn, Morrison & Foerster, and May 23, 2006, from Jimmy E. Ho, and the Company's presentation dated May 2006, and the Staff’s Hearing Memorandum dated May 24, 2006 (with attachments).

waived the opportunity for review if the fee has not been submitted to the Exchange within 15 calendar days.  A request for review, including the required fee, must be made to:

Arlene Collins- Day

Hearings Administrator

Office of the General Counsel

American Stock Exchange LLC

85 Trinity Place

New York, NY 10006

Telephone: (212) 306-1405

Fax: (212) 306-2139

A request for review by the Committee on Securities, however, will not operate as a stay of the Panel’s decision.  Accordingly, the Exchange will suspend trading in the Company's common stock as soon as practicable in accordance with Section 1204(d) of the Company Guide and will file an application with the Securities and Exchange Commission to strike the Company's common stock from listing and registration on the Exchange when and if authorized, in accordance with Sections 1205(g), 1206(d) and/or Section 1206(c) of the Company Guide.1

Please be advised that any decision of the full Committee on Securities may be called for review by the Amex Board of Governors, pursuant to Section 1205 of the Company Guide, not later than its next meeting that is 15 calendar days or more following the date o£ the Committee on Securities decision.

We recommend that the Company consult with legal counsel as to its disclosure obligations under the federal securities laws or otherwise with respect to this decision.

Please do not hesitate to contact me at (212) 306-1109 if you have any questions.

Sincerely,

/s/ Marija Willen

Marija Willen

4 Questions regarding the suspension process should be directed to James P. Mollen, Director - Listing Qualifications, Amex at (212) 306-2391.